EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm for the Year Ended December 31, 2007
We hereby consent to the incorporation by reference in the Registration Statement No. 333-91420 on Form S-8 of RTI International Metals, Inc. of our report dated June 25, 2008, relating to the financial statements and financial statement schedule of RTI International Metals, Inc. Employee Savings and Investment Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2008.
/s/ Beard Miller Company LLP
Beard Miller Company LLP
Pittsburgh, Pennsylvania
June 19, 2009

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